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                                                                   EXHIBIT 10.16


                  THIRD MODIFICATION AND RATIFICATION OF LEASE

           THIS THIRD MODIFICATION AND RATIFICATION OF LEASE ("Modification") is made and entered into effective this 15th day of January 2000 by and between ST. PAUL PROPERTIES, INC., a Delaware corporation ("Landlord"), and THE TRIZETTO GROUP, INC., a Delaware corporation ("Tenant").


                              W I T N E S S E T H:

           WHEREAS, Landlord and Tenant entered into that certain Office Lease dated as of April 26, 1999, as amended by that certain Lease commencement letter signed by Landlord on September 9, 1999, and by Tenant on September 7, 1999, by that certain First Modification and Ratification of Lease entered into effective November 1, 1999, and by that certain Second Modification and Ratification of Lease entered into effective December 27, 1999 (hereafter collectively the "Lease"), for the rental of certain commercial real property located in the Building known as Atrium I, 6061 S. Willow Drive, Englewood, Colorado, and more particularly described in the Lease as Suites 300 and 310 (the "Premises"); and

           WHEREAS, pursuant to the final space plan prepared by Landlord's architect, and re-measurement of the Expansion Premises in accordance with BOMA standards, the size of the Expansion Premises has been determined to contain 23,775 rentable square feet, rather than 22,670 rentable square feet as stated in the Second Modification and Ratification of Lease; and

           WHEREAS, pursuant to the Second Modification and Ratification of Lease Landlord and Tenant agreed to further amend the Lease to reflect any change in the measurement of the actual size of the Expansion Premises, together with the calculation of Base Rent, and all other matters that are dependent upon the size of the Expansion Premises; and

           NOW, THEREFORE, in consideration of the foregoing, the agreements of the parties, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

           1. Definitions. All capitalized terms used herein not otherwise defined in this Modification shall have the meanings given them in the Lease.

           2. Additional Premises. The identification of the Leased Premises in
Section 1.03 (B) of the Lease is hereby amended by replacing the description of the Expansion Premises with the following:

           EXPANSION PREMISES:

                     That part of the Building outlined on Exhibit A-1 to the Second Modification and Ratification of Lease, called Suite 300, on the third floor(s) of the Building, containing approximately 23,775 rentable square feet, including tenant improvements to be made by Landlord pursuant to Exhibit B-2 to the Third Modification and Ratification of Lease.

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           3. Tenant's Proportionate Share. Section 1.03(J) of the Lease is
amended effective on the Expansion Premises Commencement Date by replacing the description of Tenant's Proportionate Share of the Expansion Premises with the following:

                     Tenant's Proportionate Share for the Expansion Premises shall be 17.8%.

           4. Security Deposit. Section 1.03(K) of the Lease is hereby amended by increasing the security deposit for the Premises and Expansion Premises in the additional amount of One Thousand Eight Hundred Eighteen and 65/100 Dollars ($1,818.65), for a total security deposit of One Hundred Sixteen Thousand Eight Hundred Forty-five and 94/100 Dollars ($116,845.94), which additional amount shall be payable to Landlord upon execution of this Modification.

           5. Parking Spaces. Section 1.03(O) of the Lease, as amended by the Second Modification and Ratification of Lease, is further amended effective on the Expansion Premises Commencement Date by replacing the additional language contained in Paragraph 9 of the Second Modification and Ratification of Lease with the following:

                     During the Expansion Premises Term, Tenant shall be entitled to the additional non-exclusive use in common with Landlord and others of a maximum of seventy-seven (77) parking spaces in the Building parking areas at no charge during the primary Term of the Lease. Within the foregoing parking allowance, Tenant shall be entitled during the primary Lease Term to ten (10) covered parking spaces in the Building parking area at the rate of $30.00 per parking space per month. In addition, through June 30, 2002, Tenant may be entitled to use additional parking spaces, in an amount to be determined by Landlord, on a non-reserved, non-exclusive basis in common with other tenants of the Building, in that certain parking lot adjacent to the Building parking lot and currently leased by Landlord and known as the "Sheplers" parking lot, at no additional cost to Tenant. Landlord reserves the right to strictly enforce the number of parking spaces utilized by Tenant during the term of this Lease based upon a parking ratio of 3.3 parking spaces per 1,000 rentable square feet.

           6. Base Rent. Effective on the Expansion Premises Commencement Date,
Section 1.03(H) of the Lease entitled Base Rent, and Section 1.03(I) of the Lease entitled Monthly Installments of Base Rent, shall be amended with respect to the Expansion Premises as follows:

                     (a) Expansion Premises Base Rent. In addition to the Base Rent payable with respect to the Premises, Tenant shall also pay Base Rent with respect to the Expansion Premises, payable monthly in advance, without demand, deduction or set-off, in accordance with the following schedule:


                                   Rentable                   Lease                       Annual                      Monthly
       Months                     Square Feet                  Rate                       Payment                     Payment
       ------                     -----------                  ----                       -------                     -------
       1-60                         23,775               $19.75/rsf                     $469,556.25                 $39,129.69
(5/1/00-4/30/05)

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

       61-72                        23,775               $20.15/rsf                     $479,066.25                 $39,922.19
(5/1/05-4/30/06)


           7. Tenant Improvements. Paragraph 13 of the Second Modification and Ratification of Lease shall be replaced in its entirety with the following:

           Landlord agrees to provide Tenant with an allowance for tenant improvements for the Expansion Premises in the amount and in the manner as set forth in the attached Exhibit B-2 - Provisions Relating To Construction Of Tenant's Expansion Premises (Finish Allowance only), which shall replace in its entirety Exhibit B-1 to the Second Modification and Ratification of Lease.

           8. Real Estate Brokers. Each of the parties hereto hereby warrants and represents to the other party that it has not dealt with or been represented by any broker in connection with its execution of this Modification other than Landlord's listing agent, Venture Group Real Estate, LLC, acting as agent of Landlord, and Julien J. Studley, Inc., acting as agent of Tenant. Landlord shall be responsible for payment of any compensation or commission to Venture Group Real Estate, LLC, and Julien J. Studley, Inc., with respect to this Modification. Tenant agrees to indemnify and hold Landlord harmless from and against any other claims for commissions or similar compensation from any other person claiming an entitlement to any such payment as a result of its representation of Tenant. In addition, Landlord agrees to indemnify and hold Tenant harmless from and against any claims for commissions or similar compensation from any other broker or person claiming an entitlement to any such payment as a result of its representation of Landlord.

           9. Performance of Obligations. Tenant hereby acknowledges and confirms that, as of the date hereof, Landlord has performed all obligations on the part of the Landlord under the Lease and that Tenant has no claims against Landlord or claims of offset against any rent or other sums payable by Tenant under the Lease.

           10. Conflicts and Non-Amended Provisions. In the event of any express conflict or inconsistency between the terms of the Lease and the terms of this Modification, the terms of this Modification shall control and govern. In all other respects, the terms, covenants and conditions of the Lease are hereby ratified, reaffirmed and republished in their entirety.

           11. No Offer. The submission of this Modification by Landlord to the Tenant is not an offer to modify or amend the Lease and is not effective until execution and delivery by both Landlord and Tenant.

           12. Entire Agreement. This Modification contains the entire agreement between the parties as to its subject matter and supersedes any and all prior agreements, arrangements or understandings between the parties relating to the subject matter hereof.

           13. Counterparts. This Modification may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes, but all of which together shall constitute one and the same instrument.

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           IN WITNESS WHEREOF, the parties have entered into this Modification effective as of the date first set forth hereinabove.



LANDLORD:                                  TENANT:

ST. PAUL PROPERTIES, INC., a               THE TRIZETTO GROUP, INC.,
Delaware corporation                       a Delaware corporation



By:  /s/ R. William Inserra                By:   /s/ Michael J. Sunderland
   -----------------------------------        ----------------------------------
    R. William Inserra                        Michael J. Sunderland
    Vice President - Asset Management         Senior VP, Chief Financial Officer

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                                  EXHIBIT "B-2"
       PROVISIONS RELATING TO CONSTRUCTION OF TENANT'S EXPANSION PREMISES
                             (FINISH ALLOWANCE ONLY)

           1. Landlord will provide Tenant with a construction credit in the sum of up to Fifteen and No/100 Dollars ($15.00) per rentable square foot of the Expansion Premises, which equals Three Hundred Fifty-six Thousand Six Hundred Twenty-five and No/100 Dollars ($356,625.00) (the "Construction Credit"), which may be used only against the cost of design and construction by Landlord of Improvements or alterations permanently installed and incorporated in the realty of the Expansion Premises or the Premises, including space plans and working drawings of the Expansion Premises (excluding specifically fixtures, furniture and equipment), as contemplated under the plans and specifications and working drawings to be prepared by an architect selected by Tenant, and subject to Landlord's reasonable approval, and to be initialed by Tenant and by Landlord for identification and approval (the "Plans"); provided, however, that Landlord shall provide Tenant with one space plan for the Expansion Premises at no charge (the cost of any additional space plans and all working drawings shall be paid for out of the Construction Credit). Landlord will cause such work (the "Work") to be performed in a good and workmanlike manner and in accordance with the Plans, using Landlord's standard building materials (unless otherwise specified by Tenant), and using one of Landlord's approved contractors for the Building. All Work performed shall be subject to Landlord's review and approval, including but not limited to administration of the Work, which administration shall be subject to a construction management fee payable to Landlord out of the Construction Credit of one percent (1%) of the Construction Credit, which is equal to Three Thousand Five Hundred Sixty-six and 25/100 Dollars ($3,566.25). All Work shall also be subject to the reasonable approval of the architect. If the Construction Credit is not used within six months of the Commencement Date, the unused portion shall revert back to Landlord.

           2. In the event the cost of the Work exceeds the Construction Credit, Landlord agrees to provide an additional Construction Credit (the "Additional Construction Credit") of up to Three and No/100 Dollars ($3.00) per rentable square foot, which equals Seventy-one Thousand Three Hundred Twenty-five and No/100 Dollars ($71,325.00) provided the cost of any such Additional Construction Credit shall increase the Base Rent under the Lease for the Premises and the Expansion Premises by amortizing such Additional Construction Credit over the Term at the rate of eleven percent (11%) per annum, compounded monthly, and further provided, that Landlord and Tenant shall enter into an amendment to this Lease memorializing the amount of the Additional Construction Credit used, and the new Base Rent for the Premises and the Expansion Premises. Any portion of the Additional Construction Credit used by Tenant shall also be subject to a one percent (1%) construction management fee payable to Landlord out of the Additional Construction Credit. Tenant shall have the option of reimbursing Landlord the Additional Construction Credit amounts provided by Landlord within thirty (30) days of the final accounting of such costs.

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           3. All material and labor selected by Tenant must be readily available in Denver, Colorado. Tenant agrees that promptly after the execution of the Modification, Tenant will advise Landlord of all selections or designations as to paint, color and materials, if other than Landlord's standard materials.

           4. Any additional work which Landlord may agree to perform, or cost of changes or any materials or installations other than Landlord standard materials or installations which Landlord may agree to obtain over and above the Construction Credit, or the Additional Construction Credit if utilized by Tenant, (to be known as "Tenant's Overstandard Work"), shall be procured at a cost, plus 5% thereof as an administration payment. Costs include but are not limited to so-called "general conditions" (e.g., trash, clean-up and hauling, job lighting and power, insurance, safety protection, security and hoists) in whole or in part apportionable to Tenant's Overstandard Work. If the aggregate of all Tenant's Overstandard Work to which Landlord agrees is less than $2,000.00, the whole amount shall be payable promptly after completion of such work and after Landlord's billing Tenant for the work. If the aggregate of all Tenant's Overstandard Work exceeds $2,000.00, such aggregate shall be payable 50% upon Tenant's signing with Landlord the agreement under which Landlord agrees to perform such Tenant's Overstandard Work, and the balance shall be payable in substantially equal progress payments promptly after Landlord's billing Tenant for that work. Such payments in either event shall be collectible as additional obligations which Tenant shall bear pursuant to the Lease, and, if Tenant defaults in the payment of that work, Landlord shall have (in addition to all other remedies) the same rights as provided in the Lease in the event of Tenants' default in the payment of rent. Any Tenant's Overstandard Work shall also be subject to the terms of the Lease and shall also be subject to Landlord's approval of plans and specifications as set forth in Paragraph 1 above.

           5. If the Expansion Premises are not ready for occupancy because of delays attributable to Tenant (such as changes by Tenant to its finish requirements after approval of the initial design, delays in providing information or approving space plans and drawings, and like delays, but not including the architect's reasonable rejection of the Work under Paragraph 1 above) the Expansion Premises Commencement Date shall be the date the Expansion Premises would have been substantially completed and ready for occupancy in the absence of such delays, which date is agreed to be May 1, 2000. Failure by Landlord to complete the tenant finish improvements shall not relieve Tenant of its duty to pay rent and perform its obligations under the Lease if such failure is attributable to Tenant's failure to determine its requirements, approve plans and specifications or otherwise facilitate completion of the tenant finish improvements. However, if the Expansion Premises are not ready for occupancy because of delays not attributable to Tenant, Force Majeure, or architect's reasonable rejection of the Work pursuant to Paragraph 1 above, the Expansion Premises Commencement Date shall be the first day of the month following the date the Work is substantially complete and the Expansion Premises are substantially ready for occupancy. In the event the Expansion Premises Commencement Date is delayed beyond May 1, 2000, the Termination Date of the Lease for the Premises and Expansion Premises shall be extended to the date which is the last day of the month that is seventy-two (72) full months after the Expansion Premises

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Commencement Date, and the parties shall enter into an amendment to the Lease verifying the Expansion Premises Commencement Date and the Termination Date of the Lease.

           6. The terms "substantially complete" and "substantial completion" are defined as the date when construction is sufficiently completed in accordance with the contract documents, as modified by any change orders agreed to by the parties, and subject to completion of Tenant's reasonable list of punch-list items, so that Tenant can occupy the Expansion Premises for the use for which it was intended.


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